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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: April 15, 1996
                      (Date of the Earliest Event Reported)



                               HEALTHSOURCE, INC.
             (Exact name of Registrant as specified in its charter)



New Hampshire                 1-11538                       02-0387748
(State or other           (Commission File               (I.R.S. Employer
jurisdiction of            Number)                        Identification Number)
incorporation)

     Two College Park Drive
     Hooksett, New Hampshire                                     03106
(Address of principal executive offices)                      (Zip Code)

                                  603/268-7000
              (Registrant's Telephone Number, including area code)


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Items 1-4. Not applicable.

Item 5.    Other Events.

On April 15, 1996, Healthsource, Inc. announced that it had signed a letter of intent to pay an aggregate consideration of $27 million to acquire Health Direct, Inc., located in Des Plaines, Illinois, and to enter into a ten-year, globally capitated provider agreement with Advocate Health Care, a leading eight-hospital health care system in the greater Chicago area, and its affiliates. Health Direct is a 25,000 member HMO serving the Chicago metropolitan area. The letter of intent is non-binding and subject to completion of due diligence, the negotiation of definitive stock purchase and provider agreements and the receipt of regulatory and other approvals; no assurance can be given that definitive agreements will be reached or that such approvals will be obtained.

Health Direct had 1995 revenues of $29 million. It is a for-profit affiliate of Advocate Health Care, which was formed in 1995 through the merger of Lutheran General Health System and Evangelical Health System. Health Direct offers a complete range of fully-insured managed care products and plans including commercial HMO and Medicare risk HMO.

Items 6-8.  Not Applicable.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HEALTHSOURCE, INC.

Dated:     April 17, 1996          By:  /s/ Thomas M. Congoran
                                      ------------------------
                                        Thomas M. Congoran
                                        Chief Financial Officer

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